Exhibit B-28

       Adopted by the Southern Nuclear board of directors on May 21, 1991:

         RESOLVED, that Article V, Section 2. of the By-Laws of the Company is hereby revised as follows:

                           Section 2. Duties of the Chairman of the Board. The
                  Chairman of the Board shall be the Corporation's chief executive officer and shall have general authority over the business and affairs of the Corporation, subject to the control and direction of the board. He shall report to the Board of Directors and shall see that all orders and resolutions of the board of directors and of the executive committee are carried into effect.

                           The Chairman of the Board shall preside at all
                  meetings of the stockholders and Board of Directors. He shall have authority to execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation; he shall have power to endorse, when sold, assigned, transferred or otherwise disposed of by Corporation, all certificates or shares of stock, bonds, or other securities issued by other corporations, associations, trust, whether public or private, or by any government or agency thereof, and owned or held by the Corporation, and to make, execute and deliver all instruments of assignment or transfer of any such stocks, bonds or other securities. He may, with the approval of the board, or shall, at the Boards' discretion, delegate any or all of such duties to the President.

         RESOLVED FURTHER, that Article V, Section 3. of the By-Laws of the Company is hereby revised to read as follows:

                           Section 3. Duties of the President. The President
                  shall be the Corporation's chief operating officer and shall be responsible for all of the operations of the Corporation and shall report to the Chairman of the Board.

                           The President shall, under the direction of the
                  Chairman of the Board, have general supervision and direction of the other officers, employees and agents of the Corporation and shall see that their duties, as assigned by the Board, are properly performed. He shall designate and assign the duties of the officers under his supervision, with the approval of the Chairman of the Board or at his direction.

                           The President shall have authority to execute bonds,
                  mortgages and other contracts requiring a seal, under the seal of the Corporation; he shall have power to endorse, when sold, assigned, transferred or otherwise disposed of by the Corporation, all certificates for shares, bonds, or other securities or other evidences of indebtedness issued by other corporations, associations, trusts, whether public or private, or by any government or agency thereof, and owned or held by the Corporation and to make, execute and deliver all instruments or assignments or transfers of any such stocks, bonds, or other securities. In the absence of the Chairman of the Board, the President shall have full authority to do any and all things delegated to the Chairman of the Board by the Board of Directors or by any committee of the Board having authority.
                           The President will perform all of the duties and have
                  all of the authority of the Chairman of the Board in the absence of the Chairman of the Board.

         RESOLVED FURTHER, that Article V, Section 6. of the By-Laws of the Company is hereby revised to read as follows:

                           Section 6. Comptroller. The Comptroller shall be the
                  chief accounting officer of the Corporation and shall be responsible for maintaining adequate records of all assets, liabilities, and accounting transactions of the corporation; he shall have charge of the installation and supervision of all accounting and statistical records, the preparation of all financial and statistical statements and reports; and the supervision of the accounting methods, systems and forms in use by all departments and shall perform such other duties as may be assigned to him from time to time by the board of directors, the executive committee, the chairman of the executive committee, the chairman of the board, the president, or a vice-president.


       Adopted by the Southern Nuclear board of directors on May 11, 1992:

         RESOLVED, that the revisions to Article V, Section 2. of the By-Laws of the Company, Duties of the Chairman of the Board, which were adopted by resolution of the Board on May 21, 1991 are hereby rescinded;

         RESOLVED FURTHER, that the revisions to Article V, Section 3. of the By-Laws of the Company, Duties of the President, which were adopted by resolution of the Board on May 21, 1991 are hereby rescinded;



       Adopted by the Southern Nuclear board of directors on May 3, 1993:


         RESOLVED, that Article V, Section 2. of the By-Laws of the Company is hereby revised to read as follows:

                                    Section 2. Duties of the Chairman of the
                           Board. The Chairman of the Board shall be the Corporation's chief executive officer and shall have general authority over the business and affairs of the Corporation, subject to the control and direction of the board. He shall report to the board of directors and shall see that all orders and resolutions of the board of directors and of the executive committee are carried into effect.

                                    The Chairman of the Board shall preside at
                           all meetings of the stockholders and board of directors. He shall have authority to execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation; he shall have power to endorse, when sold, assigned, transferred or otherwise disposed of by the Corporation, all certificates or shares of stock, bonds, or other securities issued by other corporations, associations, trusts, whether public or private, or by any government or agency thereof, and owned or held by the Corporation, and to make, execute and deliver all instruments of assignment or transfer of any such stocks, bonds or other securities. He may, with the approval of the board, or shall, at the board's discretion, delegate any or all of such duties to the President.


         RESOLVED, that Article V, Section 3. of the By-Laws of the Company is hereby revised to read as follows:

                                    Section 3. Duties of the President. The
                           President shall be the Corporation's chief operating officer and shall be responsible for all of the operations of the Corporation and shall report to the Chairman of the Board.

                                    The President shall, under the direction of
                           the Chairman of the Board, have general supervision and direction of the other officers, employees and agents of the Corporation and shall see that their duties, as assigned by the board, are properly performed. He shall designate and assign the duties of the officers under his supervision, with the approval of the Chairman of the Board or at his direction.

                                    The President shall have authority to
                           execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation; he shall have power to endorse, when sold, assigned, transferred or otherwise disposed of by the Corporation, all certificates for shares, bonds, or other securities or other evidences of indebtedness issued by other corporations, associations, trusts, whether public or private, or by any government or agency thereof, and owned or held by the Corporation and to make, execute and deliver all instruments of assignment or transfer of any such stocks, bonds, or other securities. In the absence of the Chairman of the Board, the President shall have full authority to do any and all things delegated to the Chairman of the Board by the board of directors or by any committee of the board having authority.

                                    The President will perform all of the duties
                           and have all of the authority of the Chairman of the Board in the absence of the Chairman of the Board.


     Adopted by the Southern Nuclear board of directors on December 6, 1993:


         RESOLVED, that Article VIII of the By-Laws of the Company is hereby revised in its entirety to read as follows:


                                  ARTICLE VIII

                                 Indemnification

                  Each person who is or was a director of the corporation or officer or employee of the corporation holding one or more positions of management through and inclusive of department managers (but not positions below the level of department managers) (such positions being hereinafter referred to as "Management Positions") and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that said person is or was a director of the corporation or officer or employee of the corporation holding one or more Management Positions, or is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the corporation as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by said person and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by said person in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Article shall inure to the benefit of the heirs, executors and administrators of said person.

                  Expenses (including attorneys' fees) incurred by a director of the corporation or officer or employee of the corporation holding one or more Management Positions with respect to the defense of any such claim, action, suit or proceeding may be advanced by the corporation prior to the final disposition of such claim, action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of said person to repay such amount unless it shall ultimately be determined that said person is entitled to be indemnified by the corporation under this Article or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that said person is entitled to be indemnified by the corporation.

                  The corporation may purchase and maintain insurance at the expense of the corporation on behalf of any person who is or was a director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director (or the equivalent), officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense (including attorneys' fees) asserted against said person and incurred by said person in any such capacity, or arising out of said person's status as such, whether or not the corporation would have the power to indemnify said person against such liability or expense under this Article or otherwise.

                  Without limiting the generality of the foregoing provisions of this Article, no present or future director or officer of the corporation, or his heirs, executors, or administrators, shall be liable for any act, omission, step, or conduct taken or had in good faith, which is required, authorized, or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any federal or state statute or municipal ordinance regulating the corporation or its parent by reason of their being holding or investment companies, public utility companies, public utility holding companies, or subsidiaries of public utility holding companies. In any action, suit, or proceeding based on any act, omission, step, or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such director and officer, and his heirs, executors, and administrators, shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by said person or imposed on said person, in connection with, or arising out of, any such action, suit, or proceeding based on any act, omission, step, or conduct taken or had in good faith as in this paragraph described. Such expenses and liabilities shall include, but shall not be limited to, judgments, court costs, and attorneys' fees.

                  The foregoing rights shall not be exclusive of any other rights to which any such director or officer or employee may otherwise be entitled and shall be available whether or not the director or officer or employee continues to be a director or officer or employee at the time of incurring any such expenses and liabilities.



    Adopted by the Southern Nuclear board of directors on December 13, 1993:


         RESOLVED, that the revisions to Article V, Section 2. of the By-Laws of the Company, Duties of the Chairman of the Board, which were adopted by resolution of the Board on May 3, 1993 are hereby rescinded;

         RESOLVED FURTHER, that the revisions to Article V, Section 3. of the By-Laws of the Company, Duties of the President, which were adopted by resolution of the Board on May 3, 1993 are hereby rescinded;